Exhibit 10.18
FOURTH AMENDMENT TO THE AMENDED AND RESTATED
EMPLOYMENT AGREEMENT

This Fourth Amendment (this “Amendment”), dated as of March 8, 2023 by and between Lifetime Brands, Inc., a Delaware Corporation (the “Company”) and Laurence Winoker (the “Executive”) shall be effective as of January 1, 2023 (the “Amendment Effective Date”) and amends the Amended and Restated Employment Agreement, dated as of September 10, 2015 between the Company and the Executive, as amended from time to time (the “Employment Agreement”).

WHEREAS, pursuant to Section 14(a) of the Employment Agreement, the Company wishes to further amend the Employment Agreement to reflect a revised base salary as of the Amendment Effective Date.

NOW, THEREFORE, in consideration of Executive’s continued employment with the Company and other good and sufficient consideration set forth herein, the Company and the Executive hereby agree as follows:

1.Section 3(a) of the Employment Agreement shall be deleted in its entirety and replaced with the following:

“(a) Salary. In consideration of the services rendered by the Executive under this Agreement, the Company shall pay the Executive a base salary (the “Base Salary”) at the rate of $446,250.00 per calendar year. The Base Salary shall be paid in such installments and at such times as the Company pays its regularly salaried employees.”

2.The Employment Agreement, as amended by this Amendment, constitutes the entire and exclusive agreement between the parties with respect to the subject matter hereof. All previous discussions and agreements with respect to the subject matter of this Amendment are superseded by this Amendment.

3.Except as expressly amended hereby, all the terms, conditions, and provisions of the Employment Agreement shall remain in full force and effect. This Amendment shall form a part of the Employment Agreement for all purposes.

4.This Amendment may be executed in counterparts and by facsimile or other electronic means, including by portable document format (PDF), each of which shall be deemed to have the same legal effect as an original and together shall constitute one and the same instrument.

5.The Company represents and warrants that it has the full power and authority to enter into this Amendment.

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Exhibit 10.18

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.

LIFETIME BRANDS, INC.
By: /s/ Robert B. Kay Name: Robert B. Kay Title: Chief Executive Officer

EXECUTIVE
/s/ Laurence Winoker Laurence Winoker
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